Exhibit 10.4

GENERAL PLEDGE AND SECURITY AGREEMENT

GENERAL PLEDGE AND SECURITY AGREEMENT, dated as of December 12, 2013 (as amended, supplemented, modified, renewed, extended, restated or amended and restated from time to time, this “Security Agreement”), made by SFX ENTERTAINMENT, INC., a Delaware corporation (the “Pledgor”), in favor of DEUTSCHE BANK, AG NEW YORK BRANCH (the “Secured Party”).  Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as set forth in the Reimbursement Agreement (as hereinafter defined).

R E C I T A L S

WHEREAS, the Pledgor and the Secured Party have entered into that certain Letter of Credit and Reimbursement Agreement dated as of the date hereof (as amended, supplemented, modified, renewed, extended, restated or amended and restated from time to time, the “Reimbursement Agreement”) pursuant to which the Secured Party has agreed to make certain financial accommodations to the Pledgor upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the Secured Party entering into the Reimbursement Agreement that the Pledgor enter into this Security Agreement and grant the Secured Party a security interest in the Collateral so as to secure the Pledgor’s Obligations.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.

(a)                                 Unless otherwise defined in this Security Agreement, terms defined in Article 1, Article 8 or Article 9 of the UCC (as hereinafter defined) are used herein as therein defined.

(b)                                 The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Security Agreement, shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and section references are to this Security Agreement unless otherwise specified.

(c)                                  Unless otherwise defined herein, terms defined in the Reimbursement Agreement are used herein as therein defined, and the following additional term(s) have, for the purposes hereof, the meanings set forth below:

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Pledged Account” means account # 44130165 held with the Secured Party in the name of the Pledgor.

“Proceeds” shall have the meaning assigned to such term under the Uniform Commercial Code in effect in any applicable jurisdiction and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable to Pledgor under or in connection with any of the Collateral.

“Records” shall mean all books of account, ledger sheets, files, and other records of the Pledgor with respect to the Collateral (including, without limitation, the Pledged Account), including, without limitation, all computer disks and tapes upon which is stored any information relating thereto.

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.

2.                                      Grant of Security Interest.

(a)                                 As collateral security for the prompt, timely and complete payment and performance of all of the present and future Obligations whether direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter arising, the Pledgor hereby grants to the Secured Party a continuing security interest and right of pledge in all of the Pledgor’s right, title and interests in and to the following assets in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”; it being further understood and agreed that all of the following terms have, as applicable, the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined)):

(i)                                     all cash, accounts, accounts receivable, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), deposit accounts, documents (as defined in the UCC), commodity contracts, as-extracted collateral, equipment, general intangibles, instruments, inventory, investment property, licenses, patents, trademarks, tradenames, copyrights, Swap Contracts, health-care-insurance receivables, letter of credit rights and any supporting obligations related to any of the foregoing;

(ii)                                  the Pledged Account and all amounts deposited or otherwise added to the Pledged Account from time to time in cash;

(iii)                               all books and records pertaining to the assets and property described in this Section 2(a), including, without limitation, the Pledged Account;

(iv)                              all property of the Pledgor held by the Secured Party, including all property of every description, in the custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the Pledgor or as to which the Pledgor may have any right or power, including but not limited to cash;

(v)                                 all other goods (including but not limited to fixtures) and personal property of the Pledgor, whether tangible or intangible and wherever located; and

(vi)                              all Records with respect to any of such assets; and

(vii)                           all Proceeds of the foregoing.

Notwithstanding any of the other provisions set forth in this Section 2 to the contrary, in no event shall the Collateral include, and the Pledgor shall not be deemed to have granted a security interest in (i) any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the United States Patent and Trademark Office (provided that each such intent-to-use application shall be considered Collateral immediately and automatically upon such filing and acceptance), (ii) any real property, leasehold interest or any contract, license, permit or other assets which by its terms or under applicable law or any Governmental Authority cannot be pledged, transferred or assigned by such Pledgor, or to the extent that granting a security interest therein would result in a breach or default under the contract, license, permit or general intangible (in each case after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law), (iii) vehicles and other goods subject to a certificate of title; (iv) any Collateral as to which the Lender has determined in its sole discretion that the collateral value is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein and (v) any Equity Interests of (1) any Subsidiary of the Pledgor that is not directly owned by the Pledgor and (2) (x) a Subsidiary of the Pledgor that is not a U.S. Person or (y) a Person that is a “controlled foreign corporation” (or several thereof) as defined in Section 957(a) of the Code (any such Person described in clause (x) or (y), a “Foreign Stock Subsidiary”) in each case in excess of sixty-five percent (65%) of the outstanding Equity Interests of such Foreign Stock Subsidiary.

(b)                                 The Pledged Account constitutes a “deposit account” within the meaning of Article 9 of the UCC.  The Pledgor acknowledges and agrees that the Pledged Account shall remain open and shall be maintained at Secured Party for the term of the Loan Documents, that this Security Agreement shall govern the terms of the Pledged Account and that control of the Pledged Account shall, subject to the provisions hereof and of the other Loan Documents, be and remain with the Secured Party.  The Pledgor acknowledges and agrees that this Security Agreement constitutes written notification with respect to the Secured Party’s security interest in the Collateral pursuant to Articles 8 and 9 of the UCC and any applicable Federal regulations for the Federal Reserve Book Entry System.

3.                                      Representations and Warranties.  The Pledgor represents and warrants to the Secured Party that:

(a)                                 This Security Agreement and the security interests created hereby will not violate or constitute a default under any agreements or instruments to which the Pledgor is a party, or any order, judgment, ruling or decree of any court or other Governmental Authority body having jurisdiction over the Pledgor or any of its properties, except where such violation or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the Pledgor’s knowledge, no claim, setoff, counterclaim or other defense to the due and punctual payment of any amount due with respect to the Collateral has been asserted against the Pledgor.

(b)                                 The Pledgor is the sole legal and beneficial owner of the Collateral, which Collateral is free and clear of any Liens (other than any Liens permitted under Section 5.2 of the Reimbursement Agreement), and no financing statement (other than any which may be filed on behalf of the Secured Party in connection herewith) covering any of the Pledgor’s interest in the Collateral is or shall be on file in any public office. This Security Agreement creates a valid security interest in the Collateral, to the extent a security interest therein can be created under the UCC, securing the payment of the Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC, all filings and other actions necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing the Pledgor, as a debtor, and Secured Party, as secured party.  Upon the making of such filings, the Secured Party shall have a fully perfected, first priority, security interest in the Collateral upon the execution and delivery of this Security Agreement by the Pledgor to the extent such security interest can be perfected by the filing of a financing statement subject only to Permitted Liens.

(c)                                  The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware; has full power and authority and legal right and all governmental licenses, consents, and approvals necessary to own and operate its properties and carry on its business as now conducted; and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, in each case with such exceptions as would not have a Material Adverse Effect.

(d)                                 The Pledgor has all necessary or other power and authority to execute, deliver and perform this Security Agreement, and to perform all obligations arising or created under this Security Agreement; the execution, delivery and performance by Pledgor of this Security Agreement, and all obligations arising or created under this Security Agreement, have been duly authorized by all necessary and appropriate corporate or other action on its part; and this Security Agreement has been duly and validly executed and delivered by Pledgor.

(e)                                  The Pledgor has all requisite legal right (a) to execute and deliver this Security Agreement, together with all other documents contemplated herein to be executed by Pledgor, and to consummate the transactions and perform the Obligations hereunder, and (b) to own Pledgor’s properties and assets, in each case, except where the failure to have such legal right would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)                                   None of the execution and delivery of this Security Agreement, the consummation of any of the transactions herein contemplated, or the compliance with the terms and provisions hereof, will contravene or conflict with (a) any provision of any of Pledgor’s Constituent Instruments, (b) any Legal Requirement to which Pledgor is subject or any judgment, license, order, or permit applicable to Pledgor except where the contravention or conflict with such Legal Requirement or judgment, license, order, or permit or would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (c) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Pledgor is a party or by which Pledgor may be bound, or to which Pledgor may be subject except where the contravention or conflict with such indenture, mortgage, deed of trust, or other material agreement or instrument would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Pledgor of this Security Agreement or to consummate the transactions contemplated hereby or thereby.

(g)                                  This Security Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with their respective terms, subject only to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought by proceeds in equity or at law).

(h)                                 The chief executive office of the Pledgor and the place where the Pledgor keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been and will continue to be at the Pledgor’s office at 430 Park Avenue, 6th Floor, New York, New York 10022 (unless Pledgor notifies Lender in writing promptly following the date of such change).  Pledgor’s federal taxpayer’s identification number is 90-0860047.

4.                                      Withdrawals By Pledgor.  The Pledgor shall not at any time be entitled to withdraw any amounts from the Pledged Account.

5.                                      Covenants and Agreements of the Pledgor.  The Pledgor covenants and agrees:

(a)                                 to keep and maintain, at all times, at least $15,000,000 in cash in the Pledged Account;

(b)                                 at any time and from time to time, upon the reasonable written request of the Secured Party, and at the sole cost and expense of the Pledgor, the Pledgor will promptly and duly execute, acknowledge and/or deliver any and all such further agreements, assignments, applications, certificates, documents, public notices and other papers and take such further actions as may be necessary or as the Secured Party may reasonably deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby; the Pledgor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Pledgor as Pledgor to the extent permitted by applicable law, and agrees that, to the extent allowed by applicable law, a carbon, photographic or other reproduction of this Security Agreement or of any financing or continuation statement shall be sufficient as a financing or continuation statement, as the case may be (and pay the cost of filing and recording the same in all public offices deemed reasonably necessary by the Secured Party);

(c)                                  to notify the Secured Party at least thirty (30) days prior to the change of its chief executive office as set forth in Section 3(h) hereof;

(d)                                 to keep and maintain at its own cost and expense satisfactory and complete Records of the Collateral; and to, on demand of the Secured Party, furnish to the Secured Party such information concerning the Collateral as the Secured Party may from time to time reasonably deem necessary;

(e)                                  to reimburse the Secured Party for all reasonable and documented out-of-pocket costs, expenses and charges, including court costs and reasonable attorneys’ fees, suffered or incurred by the Secured Party in seeking to collect the Obligations or in realizing upon, protecting or preserving any rights with respect to the Collateral;

(f)                                   so long as any of the Obligations shall remain unpaid, the Pledgor shall, unless the Secured Party shall otherwise consent in writing, comply in all material respects with all Legal Requirements applicable to the Collateral, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Collateral, except to the extent contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

(g)                                  so long as any of the Obligations shall remain unpaid, the Pledgor will not, without the prior written consent of the Secured Party, create or suffer to exist any Lien (other than any Liens permitted under Section 5.2 of the Reimbursement Agreement) upon or with respect to the Pledged Account or the Collateral; and

(h)                                 to maintain the Collateral in good condition and repair and insured in the manner, and in the amounts, customary in the industries of the Pledgor.

6.                                      Remedies.  Upon the occurrence of and during the continuance of an Event of Default, the Secured Party may, in addition to exercising, invoking or enforcing any other rights, powers, authorities or remedies granted under the Reimbursement Agreement do or cause to be done any or all of the following, concurrently or successively:

(a)                                 (i)                                     exercise, invoke or enforce from time to time any rights, powers, authorities or remedies available to it as a secured party under the UCC or under any other applicable law, including, without limiting the foregoing, the right (A) to sell any interest in the Collateral, free of all rights and claims of the Pledgor therein and thereto at any public or private sale (if permitted by applicable law) held pursuant to the UCC for that purpose, and (B) bid for and purchase any interest in the Collateral at any such public or private sale;

(ii)                                  the Secured Party may also exercise, invoke or enforce such other rights or remedies as the Secured Party may have hereunder, under the other Loan Documents, at law or in equity; and/or

(iii)                               the Secured Party will at all times have the right to take possession of the Collateral and to maintain such possession on the Pledgor’s premises or to remove the Collateral or any part thereof to such other premises as the Secured Party may desire.  The

Pledgor further agrees, that, during the continuance of any Event of Default, (w) at the Secured Party’s request, it shall assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at such Pledgor’s premises or elsewhere, (x) without limiting the foregoing, the Secured Party also has the right to require that the Pledgor store and keep any Collateral pending further action by the Secured Party and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (y) until the Secured Party is able to sell, assign, convey or transfer any Collateral, the Secured Party shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Secured Party and (z) the Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Secured Party’s remedies (for the benefit of the Secured Party), with respect to such appointment without prior notice or hearing as to such appointment.  The Secured Party shall not have any obligation to the Pledgor to maintain or preserve the rights of the Pledgor as against third parties with respect to any Collateral while such Collateral is in the possession of the Secured Party.

(b)                                 Any proceeds of any disposition by the Secured Party of any interest in the Collateral may be applied by the Secured Party to the payment of expenses of the Secured Party in connection with realizing upon the security interest in the Collateral, including reasonable out-of-pocket legal fees, attorneys’ fees of one firm of counsel and one firm of local counsel in each applicable jurisdiction and sale expenses, and any balance of such proceeds shall be applied by the Secured Party toward the payment of such of the Obligations, in such order of application, as the Secured Party may elect.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such action for that purpose as the Pledgor requests in writing, but failure of the Secured Party to comply with such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Secured Party to preserve or protect any rights with respect to such Collateral against other parties or failure of the Secured Party to do any act with respect to the preservation of such Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody and preservation of the Collateral.

(c)                                  Secured Party shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Pledgor until full payment of any deficiency has been made in cash.

(d)                                 PLEDGOR ACKNOWLEDGES THAT SECURED PARTY MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR ANY PART OF THE COLLATERAL AND MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES (IF PERMISSIBLE UNDER APPLICABLE LAW) TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE THE COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF.  PLEDGOR FURTHER ACKNOWLEDGES THAT ANY SUCH PRIVATE SALES MAY BE AT PRICES AND ON TERMS LESS FAVORABLE

THAN THOSE OF PUBLIC SALES, AND AGREES THAT SUCH PRIVATE SALES CONDUCTED BY THE SECURED PARTY USING COMMERCIALLY REASONABLE PROCEDURES SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER AND THAT SECURED PARTY HAS NO OBLIGATION TO DELAY SALE OF ANY COLLATERAL TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT.  PLEDGOR AGREES THAT SECURED PARTY SHALL BE PERMITTED TO TAKE SUCH ACTIONS AS SECURED PARTY DEEMS REASONABLY NECESSARY IN DISPOSING OF THE COLLATERAL TO AVOID CONDUCTING A PUBLIC DISTRIBUTION OF SECURITIES IN VIOLATION OF THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE, AS NOW ENACTED OR AS THE SAME MAY IN THE FUTURE BE AMENDED, AND ACKNOWLEDGES THAT ANY SUCH ACTIONS SHALL BE COMMERCIALLY REASONABLE.  IN ADDITION, PLEDGOR AGREES TO EXECUTE, FROM TIME TO TIME, ANY AMENDMENT TO THIS SECURITY AGREEMENT OR OTHER DOCUMENT AS SECURED PARTY MAY REASONABLY REQUIRE TO EVIDENCE THE ACKNOWLEDGMENTS AND CONSENTS OF PLEDGOR SET FORTH IN THIS SECTION 6.

(e)                                  In order to facilitate the sale or disposition of the Collateral hereunder following an Event of Default, the Secured Party is hereby authorized to transfer its rights hereunder to an affiliated entity or nominee and to exercise its rights hereunder through such affiliated entity or nominee.

7.                                      Agreement for Collateral Purposes.  This Security Agreement is executed and delivered to the Secured Party for collateral purposes, and constitutes a grant of a security interest only of the rights of the Pledgor with respect to the Collateral and does not constitute a delegation of any duties or obligations of the Pledgor with respect thereto.  The Secured Party does not, by its acceptance of this Security Agreement undertake to perform or discharge and shall not be responsible or liable for the performance or discharge of any duties or responsibilities with respect to the Collateral, and any such assumption or undertaking is hereby expressly disclaimed.  The Secured Party shall exercise reasonable care in the custody of any property at any time(s) in its possession or control hereunder, or otherwise subject to the terms and provisions hereof, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Secured Party accords its own property (it being understood that the Secured Party shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any property and whether or not the Secured Party has or is deemed to have knowledge of such matters), or if the Secured Party takes such action with respect to the Collateral as the Pledgor shall reasonably request in writing and to which the Secured Party consents, but no failure to comply with any such request nor any omission to do any such act requested by the Pledgor shall be deemed a failure to exercise reasonable care, nor shall any failure of the Secured Party to take necessary steps to preserve rights against any parties with respect to any Collateral in its control, or otherwise subject to the terms and provisions hereof, be deemed a failure to exercise reasonable care.

8.                                      Notice.  All notices hereunder shall be in writing and delivered in accordance with Section 8.6 of the Reimbursement Agreement.

9.                                      Power of Attorney.

(a)                                 Effective upon the occurrence of and during the continuance of an Event of Default, the Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officers or agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party’s discretion for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

(i)                                     During the continuance of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any moneys due or to become due under or with respect to any Collateral, and, in the name of the Pledgor or its own name or otherwise, to file any claim or to take any other action or proceed in any court of law or equity or otherwise as deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii)                                  During the continuance of an Event of Default, (A) to direct (or cause the Pledgor to direct) any party liable for any payment with respect to any Collateral to make payment of any and all moneys due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct, and (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(iii)                               During the continuance of an Event of Default (A) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (B) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral, (C) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate, and (D) generally, to do, at the option of the Secured Party, and at the Pledgor’s cost and expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Pledgor might do.

(iv)                              The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable (except at the Secured Party’s sole discretion) so long as any Obligations remain outstanding.

(b)                                 The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act, except for any such party’s own willful misconduct or gross negligence.

(c)                                  The Pledgor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with any sale or sales provided for in Section 6 of this Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

10.                               No Waiver.  No delay on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

11.                               Duration of Agreement; No Subrogation.  The satisfaction or discharge of less than all of the Obligations shall not in any way satisfy or discharge this Security Agreement, but this Security Agreement shall remain in full force and effect so long as any amount remains unpaid on any of the Obligations.  Notwithstanding any payment made by the Pledgor hereunder or any set-off or application of funds of the Pledgor or Guarantor by the Secured Party, neither the Pledgor nor Guarantor shall be entitled to be subrogated to any of the rights of the Secured Party against the Pledgor or any collateral security or guarantee or right of offset held by the Secured Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Pledgor in respect of payments made by the Guarantor under the Guaranty, until all amounts owing to the Secured Party on account of the Obligations shall have been indefeasibly paid in full in cash (other than contingent or indemnification obligations not then asserted or due). If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of such Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Secured Party segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Secured Party in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Secured Party, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Secured Party may determine. For the avoidance of doubt, nothing in the foregoing agreement by the Pledgor shall operate as a waiver of any subrogation rights..  Upon the full payment and satisfaction of the Obligations and the termination of the Loan Documents, the Secured Party shall, promptly, following the written request of the Pledgor, execute and deliver such instruments as are necessary to terminate the interests of the Secured Party in the Collateral of the Pledgor.

12.                               Security Interest Unimpaired by Acts or Omissions of the Secured Party.  The Pledgor acknowledges and agrees that the security interest and assignment herein provided for shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever, and, without limiting the generality of the foregoing, shall not be impaired by any acceptance by the Secured Party of any other security for or guarantees upon any of the Obligations, or by any failure or neglect or omission on the part of the Secured Party to realize upon, collect or protect the Obligations or any part thereof or any collateral security therefor.  The security interest and assignment herein provided for shall not in any manner be affected or impaired by (and the Secured Party, without notice to anyone is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations or of any of the other collateral security therefor, if any, or of any guaranty thereof.  In order to sell, dispose or otherwise realize upon the security interest and assignment herein granted and provided for, and exercise the rights granted Secured Party hereunder and under applicable law, there shall be no obligation on the part of Secured Party at any time to first resort for payment to the obligor on any of the Obligations or to any guaranty of the Obligations or any part thereof or to resort to any collateral security, property, liens or other rights or remedies whatsoever, and the Secured Party shall have the right to enforce the security interest and Agreement herein granted and provided for irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

13.                               Binding on Successors.  This Security Agreement shall be binding upon the Pledgor and its legal representatives, successors and permitted assigns and shall inure to the benefit of the Secured Party and its successors, nominees and permitted assigns.  The Pledgor acknowledges that Secured Party shall have the right to assign its rights hereunder to any subsequent holder of the Obligations permitted pursuant to the terms of the Reimbursement Agreement.

14.                               Governing Law; Severability.  This Security Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Security Agreement and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof).  Whenever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  However, all provisions hereof are severable, and if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  The parties hereto agree that New York is the Secured Party’s jurisdiction for purposes of the Uniform Commercial Code.

15.                               Indemnification.  Pledgor hereby agrees to indemnify, defend and hold Secured Party, its successors and assigns harmless from and against any and all damages, losses, claims, costs or expenses (including reasonable attorneys’ fees of one firm of counsel and one firm of local counsel in each applicable jurisdiction) and any other liabilities whatsoever the Secured Party or its successors or assigns may incur by reason of this Security Agreement or by reason of any assignment of Pledgor’s right, title and interest in, and to any or all of the Collateral, except to the extent that such damages, losses, claims, costs or expenses or other liabilities are caused by the gross negligence, bad faith or willful misconduct of the Secured Party or any such successors or assign.  The Pledgor shall indemnify and reimburse the Secured Party and its successors and assigns for any and all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of one firm one counsel and one firm of local counse in each applicable jurisdiction) in connection with any release or termination of the Secured Party’s right, title and interest in the Collateral.

16.                               Counterparts.  This Security Agreement may be executed in multiple counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.  This Security Agreement may be executed and delivered by facsimile or other electronic transmission all with the same force and effect as if same were a fully executed and delivered original manual counterpart.

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IN WITNESS WHEREOF, this Security Agreement has been duly executed and delivered as of the day and year first above written.

PLEDGOR:

SFX ENTERTAINMENT, INC.

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Vice Chairman

SECURED PARTY:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Corey Kozak
Name: Corey Kozak
Title: Vice President

By:	/s/ Kirk Stafford
Name: Kirk Stafford
Title: Vice President

SIGNATURE PAGE TO

GENERAL PLEDGE AND

SECURITY AGREEMENT